UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2007

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Agreement.

Keryx Biopharmaceuticals, Inc. (“Keryx”) entered into an employment arrangement with Mark Stier on March 23, 2007 to serve as chief accounting officer of Keryx. The material terms of the employment arrangement are described in Item 5.02(c) and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On March 27, 2007, Keryx announced the appointment of Mark Stier, age 46, to serve as Keryx’s Vice President and Chief Accounting Officer.

Prior to joining Keryx, Mr. Stier was Vice President and Chief Information Officer for Reliant Pharmaceuticals, Inc. from 2004 to 2006. From 1999 to 2003, he served as President of U.S. Generic Pharmaceuticals, after serving as Vice President of Finance and Chief Financial Officer of its pharmaceuticals division.  From 1990 to 1998, he held positions with Cambrex, a pharmaceutical and specialty chemical company, where for five years he served as divisional Chief Financial Officer and Controller.  He has also held corporate finance positions with several other companies including Fisher Scientific and Squibb. Mr. Stier received a B.S. in Accounting and an M.B.A. from Fairleigh Dickinson University and is a Certified Management Accountant and Certified Public Accountant.

Keryx entered into an employment arrangement with Mr. Stier on March 23, 2007. Under the employment arrangement, Mr. Stier’s initial base salary will be equal to $275,000, with annual salary increases to be determined in accordance with Keryx’s corporate policies. Mr. Stier is also eligible to receive an annual bonus equal to up to 50% of his base salary if certain performance objectives set by Keryx’s Chief Executive Officer and Chief Financial Officer are met. For 2007, Mr. Stier will be eligible for the full potential bonus.

Mr. Stier was granted options, pursuant to an inducement plan, to purchase 100,000 shares of Keryx common stock (the “Options”). The Options will vest as follows: 25,000 on the one-year anniversary of Mr. Stier’s employment; 6,250 Options every three months after Mr. Stier’s one-year anniversary until the 48th month of employment. Mr. Stier is eligible to receive up to 25,000 additional options on an annual basis.

Mr. Stier’s employment will continue until terminated by either party. Either party may terminate Mr. Stier’s employment at any time upon 90 days’ notice, provided however, that if such termination occurs without cause or for good reason during the first 12 months of employment, Mr. Stier will receive his full salary and benefits (excluding bonus) until the first anniversary of his employment.

If Mr. Stier’s employment is terminated in anticipation of a change in control, all of Mr. Stier’s outstanding unvested Options will become immediately vested, and all outstanding Options will remain exercisable until the earlier of (i) two years following such termination, and (ii) for the full term of such Options. If the change in control places a value in excess of $1.5 billion on Keryx, Mr. Stier will also be entitled to a payment equal to one year of his base salary.

There are no arrangements between Mr. Stier and any other person pursuant to which he was selected as an officer, nor are there any transactions to which Keryx was or is a participant and in which Mr. Stier has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Stier is not related in any way to any officer, employee or director of Keryx.

The text of a press release announcing the appointment of Mr. Stier is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed as a part of this report:

Exhibit Number	Description

99.1	Press Release dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: March 27, 2007	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 27, 2007.